UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2014

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-24557	54-1874630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operations and Financial Condition.

On July 16, 2014, Cardinal Financial Corporation (the “Company”) issued a press release reporting its financial results for the period ended June 30, 2014.  A copy of the press release is being furnished as an exhibit to this report and is incorporated by reference into this Item 2.02.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2014, the Compensation Committee approved an amendment to the Executive Employment Agreement between the Company and Alice P. Frazier, Executive Vice President and Chief Operating Officer of the Company (as amended, the “Frazier Agreement”) to eliminate a provision that would have required the term of the Frazier Agreement to terminate by no later than March 30, 2015.

The full text of the amendment to the Frazier Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01                                           Other Events.

On July 16, 2014, the Board of Directors declared a cash dividend of $0.08 for each share of its common stock outstanding. The dividend is payable on August 15, 2014 to shareholders of record on July 31, 2014. Based on the current number of shares outstanding, the aggregate payment will be approximately $2,558,000.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Amendment of Executive Employment Agreement of Alice P. Frazier.

99.1	Press Release dated July 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: July 17, 2014	By:	/s/ Mark A. Wendel
Mark A. Wendel
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment of Executive Employment Agreement of Alice P. Frazier.

99.1	Press Release dated July 16, 2014.